Exhibit 99.1

Part A
Item A.1.	a.	Name of Registrant	Millennium Investment Acquisition
	b.	Investment Company Act file number of Registrant	811-22156
	c.	CIK Number of Registrant	0001358656
	e.	Address and telephone number of Registrant	301 Winding Road
Old Bethpage, NY 11804
212-750-0371

Item A.3.	a.	Date of fiscal year-end.	12/31/2019
	b.	Date as of which information is reported	9/30/2020

Item A.4.		Does the Fund anticipate that this will be its final filing on Form N-PORT	No

Part B
Item B.1.	a.	Total Assets	$ 15,305,970
	b.	Total Liabilities	$ 39,242
	c.	Net Assets	$ 15,266,728

Part C
Item C.1.	c.	Title of issue or description of investment	SMC Global Securities Limited
Item C.2.	a.	Balance	8,804,690
	b.	Currency	Indian rupee
	c.	Value	$ 4,875,412
	d.	Percentage value compared to net assets of Fund	32%
Item C.4.	a.	Asset type	equity shares
	b.	Issuer type	other
Item C.5.	a.	ISO code for issuer country	IND
Item C.6.		is investment Restricted security	No

Part C
Item C.1.	c.	Title of issue or description of investment	Millennium HI Carbon LLC
Item C.2.	a.	Balance
	b.	Currency	US Dollar
	c.	Value	$ 6,683,791
	d.	Percentage value compared to net assets of Fund	44%
Item C.4.	a.	Asset type	other
	b.	Issuer type	other
Item C.5.	a.	ISO code for issuer country	USA

Part C
Item C.1.	c.	Title of issue or description of investment	Millennium HI Carbon LLC-Secured Loan
Item C.2.	a.	Balance
	b.	Currency	US Dollar
	c.	Value	$ 1,989,626
	d.	Percentage value compared to net assets of Fund	13%
Item C.4.	a.	Asset type	other
	b.	Issuer type	other
Item C.5.	a.	ISO code for issuer country	USA

Signature
The Registrant has duly caused this report to be signed on its behalf by the undersigned

		Registrant: Millennium Investment & Acquisition	By (Signature):
Name: David H. Lesser
Title: Chairman, CEO, Secretary & Treasurer
Date: 11/17/20